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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93777, 33-21252, 33-39684, 33-73674, 33-80038, 33-21213 and
33-43429) pertaining to the 1984 Incentive Stock Option Plan, 1985 Employee Stock Purchase Plan, 1990 Directors' Stock Option Plan and 1994 Stock Option Plan of Collagen Aesthetics, Inc. (formerly Collagen Corporation) of our report dated July 31, 1998, with respect to the consolidated financial statements and schedule of Collagen Aesthetics, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1998.

                                                         /s/ ERNST & YOUNG LLP

Palo Alto, California
September 25, 1998